Exhibit 99.1

SUPPLEMENT TO THE PROSPECTUS – 18 May 2022

NOT FOR PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, HONG KONG, JAPAN, NEW ZEALAND, SOUTH AFRICA OR SWITZERLAND OR IN ANY OTHER JURISDICTION WHERE SUCH PUBLICATION OR DISTRIBUTION PURSUANT TO LEGISLATION AND REGULATIONS IN SUCH RELEVANT JURISDICTION WOULD BE PROHIBITED BY APPLICABLE LAW.

This document (the “Supplement”) is a supplement to the prospectus dated 26 April 2022 (the “Prospectus”) in connection with the a public offering of Swedish depository receipts (the “SDRs”) in Sweden in the context of the public takeover offer in Sweden submitted by NeoGames S.A. (“NeoGames” or the “Company”) regarding all shares in Aspire Global plc (“Aspire”). The Prospectus has been approved by the Swedish Financial Supervisory Authority (the “SFSA”) as the competent authority under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) on 26 April 2022. The decision number of such approval is FI Dnr 22-7101.

The definitions used in this Supplement have the same meaning as in the Prospectus, unless otherwise stated. This Supplement constitutes a part of the Prospectus and should be read together therewith.

This Supplement is prepared due to the announcement of NeoGames’s unaudited consolidated interim financial information as at and for the three months ended 31 March 2022 (the “Interim Financial Information”) on 11 May 2022.

The Interim Financial Information is hereby incroporated by refence into the Prospectus. The section “Documents Incorporated by Reference into this Prospectus” on page 145 of the Prospectus is updated accordingly as presented below.

This Supplement has been prepared pursuant to Article 23 of the Prospectus Regulation. This Supplement has been approved on 18 May 2022 by the SFSA as the competent authority under the Prospectus Regulation.

This Supplement has been prepared pursuant to Article 23 of the Prospectus Regulation. This Supplement has been approved on 18 May 2022 by the SFSA as the competent authority under the Prospectus Regulation. The decision number of such approval is FI Dnr 22-13916.

Only investors who have already agreed to subscribe for any SDRs in the Offer under the Prospectus before this Supplement was published shall have the right, exercisable within three working days after the publication of this Supplement, to withdraw their acceptances. Such investors can exercise their right of withdrawal pursuant to Article 23(2)(a) of the Prospectus Regualtion during the period from publication of this Supplement up to and including 23 May 2022. The right of withdrawal cannot be exercised after said date. To be valid, such withdrawal must have been received in writing by Mangold (at the address Engelbrektsplan 2, 114 34 Stockholm, Sweden) no later than on 23 May 2022.

SUPPLEMENTS TO THE PROSPECTUS

Supplements to the section “Summary”

Due to the publication of the Interim Financial Information, the section of the Prospectus entitled “Summary” is supplemented as follows:

1)
The following texts are inserted as the sixth and seventh paragraphs under the section entitled “Summary – Section B - Key information on the issuer of the underlying shares – Who is the issuer of the underlying shares? – The identity of the issuer’s key managing directors and auditor” on page 5 of the Prospectus:

The interim financial information of the Company as at and for the three months ended 31 March 2022 and as at and for the three months ended 31 March 2021 have been prepared on the basis of the accounting policies adopted in the Company’s audited consolidated financial statements for the year ended 31 December 2021 and 31 December 2020, respectively, which were prepared in accordance with the International Financial Reporting Standards (the “IFRS”) as issued by the International Accounting Standards Board (the “IASB”). This interim financial information should be read in conjunction with the aforementioned annual financial statements and notes thereto filed on 14 April 2022 and 16 April 2021, respectively. They do not include all of the information required for a complete set of financial statements prepared in accordance with the IFRS or in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’, as issued by the IASB.

The interim financial information is unaudited, does not constitute statutory accounts and does not contain all the information and footnotes required by accounting principles generally accepted under the IFRS for annual financial statements or interim financial information.

2)
The following text is inserted to replace the first paragraph of the section entitled “Summary – Section B - Key information on the issuer of the underlying shares – What is the Key Financial Information Regarding the Company – Key financial information?” on page 5 of the Prospectus:

The following tables set out a summary of selected consolidated financial information of the Company as at and for the three months periods ended 31 March 2022 and 31 March 2021, and for the years ended 31 December 2021, 2020 and 2019. The interim financial information as at and for the three months ended 31 March 2022 and as at and for the three months ended 31 March 2021 have been prepared on the basis of the accounting policies adopted in the Company’s audited consolidated financial statements for the year ended 31 December 2021 and 31 December 2020, respectively, which were prepared in accordance with the IFRS as issued by the IASB. The financial statements as at and for the year ended 31 December 2021, 2020 and 2019 have been prepared in compliance with the IFRS as issued by the IASB.

3)
The following tables are inserted to replace the tables contained in the section entitled “Summary – Section B - Key information on the issuer of the underlying shares – What is the Key Financial Information Regarding the Company – Key financial information” on pages 5 to 6 of the Prospectus:

Selected financial information from the consolidated statement of profit or loss for the periods indicated.

	For the 12-month periods ended 31 December			Year-end report for 1 January – 31 December		For the 3-month periods ended 31 March
	audited			unaudited		unaudited
	2021	2020	2019	2021	2020	2022	2021
	(USD’000)
Revenue	50,463	49,202	33,062	50,463	49,202	13,250	13,349
Net and total comprehensive income (loss)	4,652	6,514	(3,978)	4,652	6,514	(893)	3,950
Profit (loss) from operations	(1,157)	11,633	5,310	(1,157)	11,633	(2,157)	2,171

Selected financial information from the consolidated statement of financial position at the dates indicated.

	As at 31 December			As at 31 December		As at 31 March
	audited			unaudited		unaudited
	2021	2020	2019	2021	2020	2022	2021[1]
	(USD’000)
Total assets	115,755	94,585	33,175	117,328	94,585	94,889	98,992
Total liabilities	55,961	43,764	38,783	57,534	43,764	35,394	43,955

1 Comparative figures for the three months period ended 31 March 2021 have been derived from the Company’s press release titled “NeoGames Announces First Quarter 2021 Results” published on 13 May 2021.

Supplements to the section “Presentation of Financial and Other Information”

Due to the publication of the Interim Financial Information, the section of the Prospectus entitled “Presentation of Financial and Other Information” is supplemented as follows:

1)
The following texts are inserted to as the first and second paragraphs of the section entitled “Presentation of Financial and Other Information – Financial Statements and other data in the Prospectus – Financial information” on page 41 of the Prospectus:

This Prospectus includes interim financial information of the Company for the three months period ended 31 March 2022 and for the three months period ended 31 March 2021 prepared on the basis of the accounting policies adopted in the Company’s audited consolidated financial statements for the year ended 31 December 2021 and 31 December 2020, respectively, which were prepared in accordance with the International Financial Reporting Standards (the “IFRS”) as issued by the International Accounting Standards Board (the “IASB”). This interim financial information should be read in conjunction with the aforementioned annual financial statements and notes thereto filed on 14 April 2022 and 16 April 2021, respectively. They do not include all of the information required for a complete set of financial statements prepared in accordance with the IFRS or in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’, as issued by the IASB.

The interim financial information is unaudited, does not constitute statutory accounts and does not contain all the information and footnotes required by accounting principles generally accepted under the IFRS for annual financial statements or interim financial information.

Supplements to the section “Capitalisation and Indebtedness”

Due to the publication of the Interim Financial Information, the section of the Prospectus entitled “Capitalisation and Indebtedness” is supplemented as follows:

1)	The following table is inserted to replace the table contained in the section entitled “Capitalisation and Indebtedness -– Working capital statement” on page 49 of the Prospectus:

Total current debt (including current portion of non-current debt)	-
Guaranteed	-
Secured	-
Unguaranteed / unsecured	-
Total non-current debt (excluding current portion of non-current debt)	13,287
- Guaranteed	-
- Secured	13,287
- Unguaranteed / unsecured	-
Shareholder equity	59,495
- Share capital	45
- Legal reserve(s)	59,450
- Other reserves	-
Total	72,782

A Cash	40,932
B Cash equivalents	-
C Other current financial assets	-
D Liquidity (A + B + C)	40,932
E Current financial debt (including debt instruments, but excluding current portion of non-current financial debt)	-
F Current portion of non-current financial debt	-
G Current financial indebtedness (E + F)	-
H Net current financial indebtedness (G - D)	(40,932)
I Non-current financial debt (excluding current portion and debt instruments).	13,287
J Debt instruments	-
K Non-current trade and other payables	1,158
L Non-current financial indebtedness (I + J + K)	14,445
M Total financial indebtedness (H + L)	(26,487)

Supplements to the section “Selected Historical Financial Information”

Due to the publication of the Interim Financial Information, the section of the Prospectus entitled “Selected Historical Financial Information” is supplemented as follows:

1)	The following texts are inserted to replace the first and the second paragraphs of the section entitled “Selected Historical Financial Information” on page 51 of the Merger Prospectus:

The following tables set out selected consolidated historical financial information of the Company as at and for the three months period ended 31 March 2022 and 31 March 2021, and as at and for the years ended 31 December 2021, 31 December 2020 and 31 December 2019.

The  interim financial information as at and for the three months ended 31 March 2022 and as at and for the three months ended 31 March 2021 have been prepared on the basis of the accounting policies adopted in the Company’s audited consolidated financial statements for the year ended 31 December 2021 and 31 December 2020, respectively, which were prepared in accordance with International Financial Reporting Standards (the "IFRS") as issued by the International Accounting Standards Board (the “IASB”). This interim financial information should be read in conjunction with the aforementioned annual financial statements and notes thereto filed on 14 April 2022 and 16 April 2022, respectively. They do not include all of the information required for a complete set of financial statements prepared in accordance with the IFRS or in accordance with International Accounting Standard 34 ‘Interim Financial Reporting’, as issued by the IASB. The interim financial information is unaudited, does not constitute statutory accounts and does not contain all the information and footnotes required by accounting principles generally accepted under the IFRS for annual financial statements or interim financial information. The consolidated financial statements as at and for the years ended 31 December 2021, 31 December 2020 and 31 December 2019 have been prepared in accordance with the IFRS as issued by the IASB. Profit or loss accounts are presented and analyzed by their nature rather than their function within the entity as such method provides reliable and more relevant information on the Company's operations.

2)	The following tables are inserted to replace the corresponding tables contained in the section entitled “Selected Historical Financial Information” on pages 51 to 52 of the Prospectus:

Statements of profit or loss

Selected financial information from the consolidated statement of profit or loss for the periods indicated.

	For the 3-month periods ended 31 March		For the 12-month periods ended 31 December
	2022	2021	2021	2020	2019
	($ ‘000) / (unaudited)		($ ‘000) / (audited)
Revenue	13,250	13,349	50,463	49,202	33,062
Distribution expenses	2,465	2,646	9,889	6,685	4,252
Development expenses	2,542	2,238	9,428	7,452	6,877
Selling and marketing expenses	521	278	1,549	1,483	1,981
General and administrative expenses	3,704	2,661	12,300	7,496	4,957
Initial public offering expenses	-	-	-	2,796	-
Prospective acquisition related expenses	2,221	-	3,841	-	-
Total operating expenses excluding depreciation and amortization	11,453	7,823	37,007	25,912	18,067

Depreciation and amortization	3,954	3,355	14,613	11,657	9,685

EBITDA	5,684	9,370	25,902	24,683	11,071
Interest expenses with respect to funding from related parties	1,640	1,184	4,811	4,343	3,792
Finance income	-	-	-	(21)	(53)
Finance expenses	499	224	1,501	747	382
The company’s share in profits (losses) of Joint Venture	3,887	3,844	12,446	1,393	(3,924)
Profit (loss) before income taxes expenses	(409)	4,607	4,977	7,957	(2,735)
Income taxes expenses	(484)	(657)	(325)	(1,443)	(1,243)
Net and total comprehensive income (loss)	(893)	3,950	4,652	6,514	(3,978)

Statement of financial position

Selected financial information from the consolidated statement of financial position at the dates indicated.

	As at 31 March		As at 31 December
	2022	2021[1]	2021	2020	2019
	($’000) / (unaudited)		($’000) / (audited)
ASSETS
NON-CURRENT ASSETS
Restricted deposit	154	156	154	164	150
Restricted deposits – Joint Venture	3,848	3,773	3,848	3,773	2,000
Property and equipment	2,870	1,322	2,159	1,301	849
Intangible assets	23,877	18,892	22,354	17,835	14,413
Right-of-use assets	7,689	2,758	7,882	3,127	4,688
Deferred taxes	2,075	250	1,839	211	130
CURRENT ASSETS
Cash and cash equivalents	40,932	63,272	66,082	59,767	6,016
Designated cash	-	-	167	-	-
Restricted deposit	5	12	9	12	138
Prepaid expenses and other receivables	3,393	2,863	2,494	1,446	905
Due from Aspire Group	608	324	1,483	56	296
Due from the Michigan Joint Operation and NPI	3,641	3,051	3,560	3,192	250
Trade receivables	5,797	2,319	3,724	3,701	2,737
TOTAL ASSETS	94,889	98,992	115,755	94,585	33,175

	As at 31 March		As at 31 December
	2022	2021[1]	2021	2020	2019
	($’000) / (unaudited)		($’000) / (audited)
LIABILITIES AND EQUITY

EQUITY
Share capital	45	44	45	44	21
Reserve with respect to transaction under common control	(8,467)	(8,467)	(8,467)	(8,467)	(8,467)
Reserve with respect to funding transactions with related parties	20,072	20,072	20,072	20,072	16,940
Share premium	71,862	68,608	70,812	68,608	22,788
Share based payments reserve	5,567	4,173	6,023	3,907	2,967
Accumulated losses	(29,584)	(29,393)	(28,691)	(33,343)	(39,857)

NON-CURRENT LIABILITIES
Capital notes, loans and accrued interest due to Aspire Group	-	-	-	17,739	14,987
Loans and other due to Caesars, net	13,287	11,223	12,899	10,666	-
Company share of Joint Venture net liabilities	778	1,077	830	1,025	-
Lease liabilities	7,767	1,423	7,820	1,855	3,382
Accrued severance pay, net	380	388	286	384	276

CURRENT LIABILITIES
Trade and other payables	8,652	3,944	7,902	4,910	1,855
Lease liabilities	678	1,645	769	1,651	1,455
Capital notes, loans and accrued interest due to Aspire Group	-	18,528	21,086	-	-
Loans and other due to Caesars, net	-	2,016	-	1,972	14,245
Employees withholding payable	-	-	167	-	-
Employees’ related payables and accruals	3,852	3,711	4,202	3,562	2,583

TOTAL LIABILITIES AND EQUITY	94,889	98,992	115,755	94,585	33,175

1 Comparative figures for the three months period ended 31 March 2021 have been derived from the Company’s press release titled “NeoGames Announces First Quarter 2021 Results” published on 13 May 2021.

Supplements to the section “Operating and Financial Review”

Due to the publication of the Interim Financial Information, the section of the Prospectus entitled “Operating and Financial Review” is supplemented as follows:

1)	The following text is inserted to replace the first paragraph of the section entitled “Operating and Financial Review” on page 68 of the Prospectus:

The following operating and financial review has been prepared on the basis of: (i) the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of financial position and the consolidated statement of cash flows of the Company as at and for the years ended 31 December 2021, 2020 and 2019; and (ii) the accounting policies and the related notes thereto; as well as (iii) unaudited interim financial information as at and for the three months ended 31 March 2022, including the unaudited comparative financial information as at and for the three months ended 31 March 2021.

2)	The following text is inserted to replace the first paragraph of the section entitled “Operating and Financial Review – Overview” on page 68 of the Prospectus:

You should read the following discussion and analysis of our consolidated financial condition and results of operations in conjunction with consolidated financial statements and the related notes and unaudited interim financial information included elsewhere in this Prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this Prospectus. Actual results could differ materially from those contained in any forward-looking statements.

The following table is inserted to replace the corresponding table contained in the section entitled “Operating and Financial Review – Key Performance Indicators” on page 70 of the Prospectus:

	Quarter Ended 31 March		Year Ended 31 December
	2022	2021	2021	2020	2019
	(in millions)
Network NGR	199.7	195.8	$750	$448	$203

3)	The following table is inserted to replace the table contained in the section entitled “Operating and Financial Review – Non-IFRS Information” on page 70 of the Prospectus:

	Quarter Ended 31 March		Year Ended 31 December
	2022	2021	2021	2020	2019
	Unaudited (in thousands)		Audited (in thousands)
Net and total comprehensive income (loss)	(893)	3,950	$4,652	$6,514	$(3,978)
Income taxes	484	657	325	1,443	1,243
Interest and finance-related expenses	2,139	1,408	6,312	5,069	4,121
EBIT	1,730	6,015	11,289	13,026	1,386
Depreciation and amortization	3,954	3,355	14,613	11,657	9,685
EBITDA	5,684	9,370	25,902	24,683	11,071
Initial public offering expenses	-	-	-	2,796	-
Prospective acquisition related expenses	2,221	-	3,841	-	-
Share based compensation	595	266	3,448	969	615
Company share of NPI depreciation and amortization(1)	29	53	193	203	168
Adjusted EBITDA	8,529	9,689	$33,384	$28,651	$11,854

4)
The following text and table are inserted to replace the corresponding text and table contained in the section entitled “Operating and Financial Review – Components of Results of Operations – Revenues” on page 71 of the Prospectus:

The table below presents the royalties and other revenues generated by NeoGames (including through the Michigan Joint Operation), as well as NeoGames’ NPI Revenues Interest, for the three months ended March 31, 2022 and 2021, and the years ended December 31, 2021, 2020 and 2019.

	Quarter Ended 31 March		Year Ended 31 December
	2022	2021	2021	2020	2019
	Unaudited (in thousands)		Audited (in thousands)
Royalties from turnkey contracts(1)	6,960	8,445	$29,882	$32,252	$17,240
Royalties from games contracts	536	476	1,994	2,006	2,189
Access to IP rights	3,320	1,863	7,959	6,697	5,662
Development and other services – Aspire	426	480	1,617	2,430	4,099
Development and other services – NPI(2)	1,676	1,799	7,578	4,404	2,914
Development and other services – Michigan Joint Operation	332	286	1,433	1,413	958
Revenues	13,250	$13,349	$50,463	$49,202	$33,062
NeoGames’ NPI Revenues Interest(3)	9,170	$8,248	$34,052	$9,535	$1,956

5)
The following tables are inserted to replace the corresponding tables contained in the section entitled “Operating and Financial Review – Components of Results of Operations – Results of Operations” on pages 72 to 73 of the Prospectus:

	Quarter Ended 31 March		Year Ended 31 December
	2022	2021	2021	2020	2019
	Unaudited		Audited
Consolidated Statements (in thousands) of Operations Data
Revenues	13,250	13,349	$50,463	$49,202	$33,062
Distribution expenses	2,465	2,646	9,889	6,685	4,252
Development expenses	2,542	2,238	9,428	7,452	6,877
Selling and marketing expenses	521	278	1,549	1,483	1,981
General and administrative expenses	3,704	2,661	12,300	7,496	4,957
Prospective acquisition related expenses	2,221	-	3,841	-	-
Initial public offering expenses	0/-	0/-	0/-	2,796	0/-
Depreciation and amortization	3,954	3,355	14,613	11,657	9,685
Profit (loss) from operations	(2,157)	2,171	(1,157)	11,633	5,310
Interest expense with respect to funding from related parties	1,640	1,184	4,811	4,343	3,792
Finance income	0/-	0/-	0/-	(21)	(53)
Finance expenses	499	224	1,501	747	382
The Company’s share in profits of Joint Venture	3,887	3,844	12,446	1,393	(3,924)
Profit (loss) before income taxes expense	(409)	4,607	4,977	7,957	2,735
Income taxes expense	(484)	(657)	(325)	(1,443)	(1,243)
Net and total comprehensive income (loss)	(893)	3,950	$4,652	$6,514	$(3,978)

	Quarter Ended March 31,		Year Ended December 31,
Revenues	2022	2021	2021	2020	2019
	Unaudited		Audited
	(as a % of revenues in absolute numbers)
Consolidated Statements of Operations Data:
Revenues	100.00%	100.00%	100.00%	100.00%	100.00%
Distribution expenses	18.6	19.8	19.6	13.6	12.9
Development expenses	19.2	16.8	18.7	15.1	20.8
Selling and marketing expenses	3.9	2.1	3.0	3.0	6.0
General and administrative expenses	28.0	20.0	24.4	15.2	15.0
Initial public offering expenses	-	-	-	5.7	0.0
Depreciation and amortization	29.8	25.1	29.0	23.7	29.3
Profit (loss) from operations	(16.3)	16.3	(2.3)	23.6	16.0
Interest expense with respect to funding from related parties	12.4	8.9	9.5	8.8	11.5
Finance income	-	-	0.0	0.0	0.2
Finance expenses	3.8	1.7	3.0	1.5	1.2
Company share in profits (loss) of Joint Venture	-	28.8	24.7	2.8	11.9
Profit (loss) before income taxes expense	(3.1)	5.7	9.9	16.1	3.6
Income taxes expense	(3.7)	(4.9)	0.7	2.9	3.8
Net and total comprehensive income (loss)	(6.7)%	29.6%	9.2%	13.2%	12.0%

Supplements to the section “Documents Incorporated by Reference into this Prospectus”

Due to the publication of the Interim Financial Information, the section of the Prospectus entitled “Documents Incorporated by Reference into this Prospectus” is supplemented as follows:

1)	The following text is inserted as the first bullet point under the section “Documents Incorporated by Reference into this Prospectus”:

•
NeoGames’ press release titled “NeoGames Announces First Quarter 2022 Results” published on 11 May 2022 concerning first quarter 2022 financial highlights (page 1), recent business highlights (pages 1 to 2), guidance (page 2), consolidated condensed balance sheets (page 5), consolidated condensed statements of comprehensive income (page 6), reconciliation of comprehensive income (loss) to adjusted EBITDA (page 7), revenues generated by NeoGames as well as Company's share in NPI Revenues (page 7);